Whitestone REIT Reports First Quarter 2017 Results
- Annualized Base Rent Per Leased Square Foot Grows 14% Compared to First Quarter 2016 -
- Net Income of $0.04 per Share -
- Funds from Operations ("FFO") of $0.23 per Share, FFO Core of $0.32 per Share -
- Announces $204.6 Million of Acquisitions Subsequent to Quarter End -
- Raises $100 Million in Net Proceeds in Follow-on Offering -
- Reaffirms 2017 Full Year Guidance -

Houston, Texas, May 3, 2017 - Whitestone REIT (NYSE: WSR) (“Whitestone” or the “Company”) today announced operating and financial results for the first quarter ended March 31, 2017. Whitestone is a pure-play community-centered retail REIT that acquires, owns, manages, develops and redevelops high quality “E-commerce resistant” neighborhood, community and lifestyle retail centers principally located in the largest, fastest-growing and most affluent markets in the Sunbelt. Whitestone’s optimal mix of national, regional and local tenants provide daily necessities, needed services and entertainment to the respective communities which are not readily available online.

Highlights
All per share amounts presented in this news release are on a diluted per common share and operating partnership (“OP”) unit basis unless stated otherwise.

First Quarter 2017 Compared to First Quarter 2016:

•	11% growth in revenues to $28.3 million

•	Net income attributable to Whitestone REIT of $1.4 million

•	9% growth in net operating income (“NOI”) to $18.9 million

•	2% same store NOI growth

•	Funds from Operations (“FFO”) was $7.3 million versus $7.5 million or $0.23 per diluted share versus $0.26

•	FFO Core was $10.2 million versus $9.7 million or $0.32 per diluted share versus $0.34

•	14% increase in Annualized Base Rent (“ABR”) to $17.36 per leased square foot

•	7% increase in rental rates on new and renewal leases on a GAAP basis (Trailing twelve months)

“Our neighborhood centers, located on the best retail corners of affluent communities, with a well-crafted mix of E-commerce resistant tenants, continue to produce strong financial results,” stated Jim Mastandrea, Chairman and Chief Executive Officer. “The power of our business model was again demonstrated by the positive revenue and same store NOI growth we produced to start 2017. Furthermore, early in the second quarter, we secured two additional assets that complement our focus on Community Centered Property™ for a combined purchase price of $204.6 million in the business friendly and high growth state of Texas. We also successfully executed on a follow-on offering with approximately $100 million of net proceeds being used to fund these accretive acquisitions that should close in the second quarter. Our team’s efforts and proven business model, which differentiates us from traditional retail REITs, positions Whitestone to build on our past success and to continue to grow long-term shareholder value through increasing occupancies, rents and overall square footage and executing quickly on accretive acquisitions”

Real Estate Portfolio Update

Community Centered PropertiesTM Portfolio Statistics:

As of March 31, 2017, Whitestone wholly owned 55 Community Centered PropertiesTM with 4.6 million square feet of gross leasable area ("GLA"). The portfolio is comprised of 27 properties in Texas, 27 in Arizona and one in Illinois. Whitestone’s retail Community Centered PropertiesTM are located in Austin (4), San Antonio (3), Dallas-Fort Worth (5), Houston (15) and the greater Phoenix metropolitan area (27) at March 31, 2017. In addition to being business friendly, these are five of the top markets in the country in terms of size, economic strength and population growth. Between 2000 and 2014, these cities experienced double-digit growth in population, with Austin at +35.8%, San Antonio at +23.4%, Dallas-Fort Worth at +20.5%, Phoenix at +15.8% and Houston at +13.2%. The Company’s retail properties in these markets are located on the best retail corners embedded in affluent communities. The Company also owns a majority interest in and manages 14 properties containing 1.5 million square feet of GLA through its investment in Pillarstone Capital REIT Operating Partnership L.P.

At the end of the first quarter of 2017, the Company's diversified tenant base was comprised of approximately 1,600 tenants, with the largest tenant accounting for only 3.0% of annualized base rental revenues and the top 15 tenants accounting for only 12% of annualized base rental revenues. Lease terms range from less than one year for smaller tenants to over 15 years for larger tenants. The leases generally include minimum monthly lease payments and tenant reimbursements for payment of taxes, insurance and maintenance, and typically exclude restrictive lease clauses.

Leasing Activity:

During the first quarter, the leasing team signed 91 leases totaling 221,000 square feet of new, expansion and renewal leases, compared to 122 leases totaling 285,000 square feet in the first quarter of 2016. The total lease value added during the quarter was $16.3 million compared to $16.1 million during the same period last year. The Company's total operating portfolio occupancy stood at 88.6% at quarter end.

Development Activity:

Pinnacle of Scottsdale
As of March 31, 2017, the Company had substantially completed construction at its Community Centered PropertyTM that is adjacent to its Pinnacle of Scottsdale property located in Scottsdale, Arizona. Approximately $7.0 million in construction and land costs were incurred, including approximately $0.5 million in previously capitalized interest and real estate taxes. The 27,063 square foot property was 44% leased as of March 31, 2017. Subsequent to March 31, 2017, the Company executed additional new leases increasing the leased occupancy to 91% as of May 2, 2017.

Shops at Starwood
As of March 31, 2017, the Company had substantially completed construction at its Community Centered PropertyTM that is adjacent to its Shops at Starwood property located in Frisco, Texas. Approximately $10.0 million in construction and land costs were incurred, including approximately $0.8 million in previously capitalized interest and real estate taxes. The 35,351 square foot property was 50% leased as of March 31, 2017. Subsequent to March 31, 2017, the Company executed additional new leases increasing the leased occupancy to 59% as of May 2, 2017.

Balance Sheet and Liquidity

Balance Sheet:

Reflecting the Company’s activities over the last twelve months, undepreciated cost basis real estate assets increased $86.1 million to $924.3 million at March 31, 2017 compared to $838.2 million on March 31, 2016.

Liquidity, Debt and Credit Facility:

At March 31, 2017, 46 of the Company’s wholly-owned 55 properties were unencumbered by mortgage debt, with an undepreciated cost basis of $667.7 million. At March 31, 2017 the Company had total real estate debt, net of cash, of $548.0 million, of which approximately 65%, was subject to fixed interest rates. The Company's weighted average interest rate on all fixed rate debt as of the end of the first quarter was 4.0% and the weighted average remaining term was 5.0 years.

At quarter end, Whitestone had $6.5 million of cash available on its balance sheet and $102.4 million of available capacity under its credit facility, before a $200 million accordion option.

Dividend

On March 20, 2017, the Company declared a quarterly cash distribution of $0.285 per common share and OP unit for the second quarter of 2017, to be paid in three equal installments of $0.095 in April, May and June of 2017.

Subsequent Events

Acquisitions:

On April 19, 2017, the Company announced that it had entered into purchase agreements, in separate transactions, to acquire BLVD Place and Eldorado Plaza, two Class-A retail centers located in affluent and fast-growing communities in Houston and Dallas, respectively. The aggregate purchase price for BLVD Place and Eldorado Plaza is $204.6 million. Based on, among other things, the contractual rent under in-place leases and actual operating expenses at the properties as of April 17, 2017, and assuming the development and lease-up of the developable land parcels described below, the Company estimates the projected unlevered internal rate of return using projected NOI over an eight-year hold period, and assuming a 6% exit capitalization rate for each of the two properties, to be in the mid-teens.  Pursuant to the purchase agreements, the Company expects the closing of the pending acquisitions to occur in May 2017, subject to customary closing conditions.

BLVD Place is located in Uptown Houston, one of the largest business districts in the United States, ranking 15th nationally, and comparable in size to the CBDs of Pittsburgh and Denver. Uptown Houston has impressive density, with an estimated 499,000 residents living within a five-mile radius, estimated to grow by 7.6% to 537,000 by 2022, with an estimated average household income within the five-miles radius of BLVD Place of approximately $124,000. The Class-A lifestyle center includes 216,944 square feet of leasable space and included in the purchase of BLVD Place is approximately 1.43 acres of developable land that will give Whitestone the ability to build an estimated 137,000 square feet of additional leasable space, based on current plans. BLVD Place was 99% leased and will be Whitestone’s 28th property in its Houston region. The Company currently intends to develop a six-story, 137,000 square foot mixed-use building (the “BLVD Phase II-B development”) on the developable land at BLVD Place, for an estimated $45 million incremental development cost. The BLVD Phase II-B development is expected to include 46,000 square feet of retail space on the first two floors and 91,000 square feet of office space on the top four floors.

The Company expects to fund a portion of the purchase price of the acquisition of BLVD Place with $80 million of asset level mortgage financing (the “BLVD Financing”). The Company is currently negotiating the terms of the BLVD Financing with potential lenders; however, it has not yet entered into a binding commitment letter or definitive loan documents.

Eldorado Plaza is located in McKinney, Texas, on the north end of the Dallas “Platinum Corridor,” which is known for its mix of national companies and regional branch offices including Coca-Cola, Wells Fargo, Pizza Hut, Hilton Hotels, NexBank, iHeart Communications and Mary Kay Cosmetics. An estimated 191,000 people live within the five-mile radius of Eldorado Plaza, and the population is estimated to grow by 11.6% to 214,000 by 2022. The average household income of the population within the five-mile radius of Eldorado Plaza is $124,000 and the unemployment rate is 2.8%. The Class-A lifestyle center contains 221,577 square feet of leasable space, with the option to purchase an additional 1.86 acres of developable land that will give Whitestone the ability to build an estimated 24,000 square feet of additional leasable space, based on current plans. As of April 15, 2017, Eldorado Plaza was 97% leased. Eldorado Plaza will be Whitestone’s seventh property in Dallas-Ft. Worth.

The Company expects to fund a portion of the purchase price of the acquisition of Eldorado Plaza with borrowings under its credit facility.

Capital markets activity:

The Company completed a follow-on offering of approximately 8.0 million shares during April 2017 that resulted in net proceeds of approximately $100 million. Proceeds were initially used to repay a portion of outstanding indebtedness under its credit facility, and subsequently will be used to partially fund the BLVD Place and Eldorado Plaza acquisitions.

2017 Guidance

The Company reaffirms its previously released guidance for 2017 and expects net income attributable to Whitestone REIT for 2017 to range from $0.24 to $0.29 per share and FFO and FFO Core to range from $1.00 to $1.05 and $1.34 to $1.39 per share, respectively. This guidance reflects the Board’s and management’s view of current and future market conditions, as well as the earnings impact of events referenced elsewhere in this release and during the Company’s conference call. This guidance does not include the operational or capital impact of any future unannounced acquisition or disposition activity. Please refer to the “2017 Financial Guidance” and “Reconciliation of Non-GAAP Measures - 2017 Financial Guidance” sections of the supplemental data package for the full list of guidance information.

Conference Call Information

In conjunction with the issuance of its financial results, you are invited to listen to the Company’s earnings release conference call to be broadcast live on Thursday, May 4, 2017 at 11:00 A.M. Central Time. The call will be led by James C. Mastandrea, Chairman and Chief Executive Officer, and David K. Holeman, Chief Financial Officer. Conference call access information is as follows:

Dial-in number for domestic participants:         (877) 681-3376
Dial-in number for international participants:     (719) 325-4797

The conference call will be recorded and a telephone replay will be available through Thursday, May 18, 2017. Replay access information is as follows:

Replay number for domestic participants:        (844) 512-2921
Replay number for international participants:    (412) 317-6671
Passcode (for all participants):            3709952

To listen to a live webcast of the conference call, click on the Investor Relations tab of the Company’s website, www.whitestonereit.com, and then click on the webcast link. A replay of the call will be available on Whitestone’s website via the webcast link until the Company’s next earnings release. Additional information about Whitestone can be found on the Company’s website.

The first quarter earnings release and supplemental data package will be located in the Investor Relations section of the Company’s website. For those without internet access, the earnings release and supplemental data package will be available by mail upon request. To receive a copy, please call the Company’s Investor Relations line at (713) 435-2219.

Supplemental Financial Information

Supplemental materials and details regarding Whitestone's results of operations, communities and tenants are available on the Company's website at www.whitestonereit.com.

About Whitestone REIT

Whitestone is a pure-play community-centered retail REIT that acquires, owns, manages, develops and redevelops high quality “E-commerce resistant” neighborhood, community and lifestyle retail centers principally located in the largest, fastest-growing and most affluent markets in the Sunbelt. Whitestone’s optimal mix of national, regional and local tenants provide daily necessities, needed services and entertainment to the community which are not readily available on the internet. Whitestone’s properties are primarily located in business-friendly Phoenix, Austin, Dallas-Fort Worth, Houston and San Antonio, which are among the fastest-growing US population centers with highly educated workforces, high household incomes and strong job growth. Visit www.whitestonereit.com for additional information.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends for all such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such information is subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by the Company's use of forward-looking terminology, such as “may,” “will,” “plan,” “expect,” “intend,” “anticipate,” “believe,” “continue” or similar words or phrases that are predictions of future events or trends and which do not relate solely to historical matters.

The following are some of the factors that could cause the Company's actual results and its expectations to differ materially from those described in the Company's forward-looking statements: the Company's ability to meet its assumptions regarding its earnings guidance, including its ability to execute effectively its acquisition and disposition strategy, to continue to execute its development pipeline on schedule and at the expected costs, and its ability to grow its NOI as expected, which could be impacted by a number of factors, including, among other things, its ability to continue to renew leases or re-let space on attractive terms and to otherwise address its leasing rollover; the Company's ability to successfully identify, finance and consummate suitable acquisitions, including the pending acquisitions, and the impact of such acquisitions, including financing developments, capitalization rates and internal rate of return,; current adverse market and economic conditions; lease terminations or lease defaults; the impact of competition on the Company's efforts to renew existing leases; changes in the economies and other conditions of the specific markets in which the Company operates; economic and regulatory changes; the success of the Company's real estate strategies and investment objectives; the Company's ability to continue to qualify as a REIT under the Internal Revenue Code; and other factors detailed in the Company's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents the Company files with the Securities and Exchange Commission.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company cannot guarantee the accuracy of any such forward-looking statements contained in this press release, and the Company does not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measures

This release contains supplemental financial measures that are not calculated pursuant to U.S. generally accepted accounting principles (“GAAP”) including FFO, FFO Core, and NOI. Following are explanations and reconciliations of these metrics to their most comparable GAAP metric.

FFO: Management believes that FFO is a useful measure of the Company's operating performance. The Company computes FFO as defined by NAREIT, which states that FFO should represent net income available to common shareholders (computed in accordance with GAAP) excluding gains or losses from sales of operating assets, impairment charges and extraordinary items, plus depreciation and amortization of operating properties, including the Company's share of unconsolidated real estate joint ventures and partnerships. FFO does not represent cash flows from operating activities determined in accordance with GAAP and should not be considered an alternative to net income as an indication of the Company's performance or to cash flow from operations as a measure of liquidity or ability to make distributions and service debt.

Management considers FFO a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, management believes that FFO provides a more meaningful and accurate indication of the Company's performance and useful information for the investment community to compare Whitestone to other REITs since FFO is generally recognized as the industry standard for reporting the operations of REITs.

Other REITs may use different methodologies for calculating FFO, and accordingly, the Company's FFO may not be comparable to other REITs. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding OP units for the periods presented.

FFO Core: Management believes that the computation of FFO in accordance with NAREIT's definition includes certain non-cash and non-comparable items that affect the Company's period-over-period performance. These items include, but are not limited to, legal settlements, non-cash share-based compensation expense, rent support agreement payments received from sellers on acquired assets and acquisition costs. In addition, the Company believes that FFO Core is a useful supplemental measure for the investing community to use in comparing the Company to other REITs as many REITs provide some form of adjusted or modified FFO. However, other REITs may use different adjustments, and the Company's FFO Core may not be comparable to the adjusted or modified FFO of other REITs.

NOI: Management believes that NOI is a useful measure of the Company's property operating performance. The Company defines NOI as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes). Because NOI excludes general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets and capital expenditures and leasing costs, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. The Company uses NOI to evaluate its operating performance since NOI allows the Company to evaluate the impact of factors, such as occupancy levels, lease structure, lease rates and tenant base, have on the Company's results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about the Company's property and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of property performance in the real estate industry. However, NOI should not be viewed as a measure of the Company's overall financial performance since it does not reflect general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets, and the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties. Other REITs may use different methodologies for calculating NOI, and accordingly, the Company's NOI may not be comparable to that of other REITs. The reconciliation of forward-looking non-GAAP information with respect to the pending acquisitions to the most directly comparable GAAP measure was not available without unreasonable efforts.

Contact Whitestone REIT:
David K. Holeman
Chief Financial Officer
Investor Relations (713) 435-2219

Whitestone REIT and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per unit data)

	March 31, 2017	December 31, 2016
	(unaudited)
ASSETS
Real estate assets, at cost
Property	$924,280	$920,310
Accumulated depreciation	(112,418)	(107,258)
Total real estate assets	811,862	813,052
Cash and cash equivalents	6,503	4,168
Restricted cash	156	56
Marketable securities	517	517
Escrows and acquisition deposits	5,740	6,620
Accrued rents and accounts receivable, net of allowance for doubtful accounts	20,680	19,951
Unamortized lease commissions and loan costs	7,857	8,083
Prepaid expenses and other assets	3,519	2,762
Total assets	$856,834	$855,209

LIABILITIES AND EQUITY
Liabilities:
Notes payable	$555,399	$544,020
Accounts payable and accrued expenses	18,044	28,692
Tenants' security deposits	6,279	6,125
Dividends and distributions payable	8,883	8,729
Total liabilities	588,605	587,566
Commitments and contingencies:	—	—
Equity:
Preferred shares, $0.001 par value per share; 50,000,000 shares authorized; none issued and outstanding as of March 31, 2017 and December 31, 2016, respectively	—	—
Common shares, $0.001 par value per share; 400,000,000 shares authorized; 29,871,458 and 29,468,563 issued and outstanding as of March 31, 2017 and December 31, 2016, respectively	30	29
Additional paid-in capital	403,783	396,494
Accumulated deficit	(148,828)	(141,695)
Accumulated other comprehensive gain	1,565	859
Total Whitestone REIT shareholders' equity	256,550	255,687
Noncontrolling interests:
Redeemable operating partnership units	11,641	11,941
Noncontrolling interest in Consolidated Partnership	38	15
Total noncontrolling interests	11,679	11,956
Total equity	268,229	267,643
Total liabilities and equity	$856,834	$855,209

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(unaudited)
(in thousands, except per share data)

	Three Months Ended
	March 31,
	2017	2016
Property revenues
Rental revenues	$21,296	$19,422
Other revenues	6,971	6,013
Total property revenues	28,267	25,435

Property expenses
Property operation and maintenance	5,494	4,794
Real estate taxes	3,920	3,354
Total property expenses	9,414	8,148

Other expenses (income)
General and administrative	6,169	4,836
Depreciation and amortization	6,008	5,392
Interest expense	5,153	4,804
Interest, dividend and other investment income	(138)	(97)
Total other expense	17,192	14,935

Income before gain (loss) on sale or disposal of properties or assets and income taxes	1,661	2,352

Provision for income taxes	(81)	(156)
Gain on sale of properties	—	2,890
Gain (loss) on sale or disposal of assets	(23)	2

Net income	1,557	5,088

Redeemable operating partnership units	53	91
Non-controlling interests in Consolidated Partnership	64	—
Less: Net income attributable to noncontrolling interests	117	91

Net income attributable to Whitestone REIT	$1,440	$4,997

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(unaudited)
(in thousands, except per share data)

	Three Months Ended
	March 31,
	2017	2016
Basic Earnings Per Share:
Net income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.05	$0.18
Diluted Earnings Per Share:
Net income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.04	$0.18

Weighted average number of common shares outstanding:
Basic	29,416	26,604
Diluted	30,409	27,489

Distributions declared per common share / OP unit	$0.2850	$0.2850

Consolidated Statements of Comprehensive Income (Loss)

Net income	$1,557	$5,088

Other comprehensive gain (loss)

Unrealized gain (loss) on cash flow hedging activities	732	(6,041)
Unrealized loss on available-for-sale marketable securities	—	(5)

Comprehensive income (loss)	2,289	(958)

Less: Net income attributable to noncontrolling interests	117	91
Less: Comprehensive income (loss) attributable to noncontrolling interests	26	(108)

Comprehensive income (loss) attributable to Whitestone REIT	$2,146	$(941)

Whitestone REIT and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited) (in thousands)
	Three Months Ended
	March 31,
	2017	2016
Cash flows from operating activities:
Net income	$1,557	$5,088
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,008	5,392
Amortization of deferred loan costs	310	315
Amortization of notes payable discount	149	72
Loss (gain) on sale or disposal of assets and properties	23	(2,892)
Bad debt expense	609	372
Share-based compensation	2,447	2,025
Changes in operating assets and liabilities:
Escrows and acquisition deposits	880	1,853
Accrued rent and accounts receivable	(1,338)	(1,377)
Unamortized lease commissions	(383)	(382)
Prepaid expenses and other assets	444	191
Accounts payable and accrued expenses	(9,977)	(5,161)
Tenants' security deposits	154	180
Net cash provided by operating activities	883	5,676
Cash flows from investing activities:
Additions to real estate	(4,556)	(4,364)
Proceeds from sales of properties	—	1,097
Net cash used in investing activities	(4,556)	(3,267)
Cash flows from financing activities:
Distributions paid to common shareholders	(8,453)	(7,711)
Distributions paid to OP unit holders	(313)	(139)
Proceeds from issuance of common shares, net of offering costs	5,334	—
Proceeds from revolving credit facility	11,000	7,000
Repayments of notes payable	(869)	(739)
Change in restricted cash	(100)	(89)
Repurchase of common shares	(591)	(871)
Net cash provided by (used in) financing activities	6,008	(2,549)

Net increase (decrease) in cash and cash equivalents	2,335	(140)
Cash and cash equivalents at beginning of period	4,168	2,587
Cash and cash equivalents at end of period	$6,503	$2,447

Whitestone REIT and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS Supplemental Disclosures (unaudited) (in thousands)

	Three Months Ended
	March 31,
	2017	2016
Supplemental disclosure of cash flow information:
Cash paid for interest	$4,936	$4,602
Non cash investing and financing activities:
Disposal of fully depreciated real estate	$70	$187
Financed insurance premiums	$1,115	$1,060
Value of shares issued under dividend reinvestment plan	$33	$27
Value of common shares exchanged for OP units	$80	$98
Change in fair value of available-for-sale securities	$—	$(5)
Change in fair value of cash flow hedge	$732	$(6,041)
Proceeds from 1031 exchange transaction	$—	$2,860
Reallocation of ownership percentage between parent and subsidiary	$13	$—
Accrued distribution payable to General Partners' Interest in Consolidated Partnership	$41	$—

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share and per unit data)

	Three Months Ended
	March 31,
FFO AND FFO CORE	2017	2016
Net income attributable to Whitestone REIT	$1,440	$4,997
Adjustments to reconcile to FFO:(1)
Depreciation and amortization of real estate assets	5,795	5,311
(Gain) loss on sale or disposal of assets and properties	22	(2,892)
Net income attributable to exchangeable operating partnership units	53	91
FFO	7,310	7,507

Adjustments to reconcile to FFO Core:
Share-based compensation expense	2,451	2,025
Acquisition costs	418	170
FFO Core	$10,179	$9,702

FFO PER SHARE AND OP UNIT CALCULATION
Numerator:
FFO	$7,310	$7,507
Distributions paid on unvested restricted common shares	(91)	(155)
FFO excluding amounts attributable to unvested restricted common shares	$7,219	$7,352
FFO Core excluding amounts attributable to unvested restricted common shares	$10,088	$9,547

Denominator:
Weighted average number of total common shares - basic	29,416	26,604
Weighted average number of total noncontrolling OP units - basic	1,100	491
Weighted average number of total common shares and noncontrolling OP units - basic	30,516	27,095

Effect of dilutive securities:
Unvested restricted shares	993	885
Weighted average number of total common shares and noncontrolling OP units - diluted	31,509	27,980

FFO per common share and OP unit - basic	$0.24	$0.27
FFO per common share and OP unit - diluted	$0.23	$0.26

FFO Core per common share and OP unit - basic	$0.33	$0.35
FFO Core per common share and OP unit - diluted	$0.32	$0.34

(1)	Includes pro-rata share attributable to Pillarstone OP in 2017.

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share and per unit data)

	Three Months Ended
	March 31,
	2017	2016
PROPERTY NET OPERATING INCOME
Net income attributable to Whitestone REIT	$1,440	$4,997
General and administrative expenses	6,169	4,836
Depreciation and amortization	6,008	5,392
Interest expense	5,153	4,804
Interest, dividend and other investment income	(138)	(97)
Provision for income taxes	81	156
Gain on sale of properties	—	(2,890)
(Gain) loss on disposal of assets	23	(2)
Net income attributable to noncontrolling interests	117	91
NOI	$18,853	$17,287